EXHIBIT 21

                      SUBSIDIARIES OF WACHOVIA CORPORATION

The following table sets forth the wholly owned subsidiaries of Wachovia Corporation on December 31, 2000. The financial statements of all subsidiaries are included in the consolidated statements of Wachovia Corporation and subsidiaries.

                                                          Organized under the laws of:
                                                          ----------------------------
Atlantic Savings Bank, FSB                                    the United States
     Atlantic Mortgage Corporation of South Carolina, Inc.    South Carolina
Central Fidelity Capital Trust I                              Delaware
Central Fidelity Properties, Inc.                             Virginia
CTFA Holdings, LLC(1)                                         North Carolina
     IJL Financial Inc.                                       North Carolina
     IJL Holdings, Inc.                                       North Carolina
         Cap Trust Financial Advisors, LLC(2)                 North Carolina
CTFA, Inc.                                                    North Carolina
Financial Life Insurance Company of Georgia                   Georgia
First Atlanta Corporation                                     Georgia
First Atlanta Lease Liquidating Corporation                   Georgia
Hunt, Dupree, Rhine and Associates, Inc.                      South Carolina
ISC Realty Corporation                                        North Carolina
Jefferson Properties, Inc.                                    Virginia
OFFITBANK                                                     New York
     OFFITBANK Cross Market Fund, Inc.                        New York
     OFFITBANK Derivatives, Inc.                              Delaware
     OFFITBANK Energy Fund, Inc.                              New York
     OFFITBANK Greater China, Inc.                            New York
     OFFITBANK Latin America Fund, Inc.                       New York
     OFFITBANK M-R Securities Fund, Inc.                      New York
Parchment Finance I Corporation                               Delaware
Retirement Plans Securities, Inc.                             South Carolina
Silas Technologies, Inc.                                      North Carolina
Southern Provident Life Insurance Company                     Arizona
The First National Bank of Atlanta (Delaware)                 the United States
The Johnson, Lane, Space, Smith Corporation                   Georgia
     Rhodes-Jennings Building, Inc.                           Georgia
The Wachovia Insurance Agency of Georgia, Inc.                Georgia
Wachovia Acquisition Corporation 2001-01                      North Carolina
Wachovia Bank, National Association                           the United States
     Barry, Evans, Josephs & Snipes, Inc.                     North Carolina
         Mecklenburg Securities Corporation                   North Carolina
     DavisBaldwin, Inc.                                       Florida
         Boushall & Associates, Inc.                          Florida
     e-Risk Programs, LLC                                     Florida
     First National Properties, Inc.                          South Carolina
     Greenville Agricultural Credit Corporation               North Carolina
     Mulberry Corporation                                     Virginia
         G.C. Leasing, Inc.                                   Virginia
         North Hart Run, Inc.                                 Virginia
     New Salem, Inc.                                          North Carolina
     New Salem of Virginia, Inc.                              Virginia
     S. Brooke, Corporation                                   Virginia
     Wachovia Auto Leasing Company                            Georgia
     Wachovia Capital Associates, Inc.                        Georgia

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


SUBSIDIARIES (Continued)
                                                         Organized under the laws of:
                                                         ----------------------------
     Wachovia HELP Corporation                                Georgia
     Wachovia Insurance Agency, Inc.                          South Carolina
     Wachovia Insurance Services, Inc.                        North Carolina
     Wachovia International Banking Corporation(3)            the United States
     Wachovia Leasing Corporation                             North Carolina
     Wachovia Mortgage Reinsurance Company                    Vermont
     WMS, Inc.                                                Georgia
Wachovia Bank Card Services, Inc.                             Delaware
Wachovia Capital Investments, Inc.                            Georgia
     Wachovia International Capital Corporation               Georgia
         WSH Holdings, Ltd.                                   Cayman Islands, British
                                                                   West Indies
              Banco Wachovia, S.A.(4)                         Brazil
     Wachovia International Servicos Limitada(5)              Brazil
Wachovia Capital Trust I                                      Delaware
Wachovia Capital Trust II                                     Delaware
Wachovia Capital Trust V                                      Delaware
Wachovia Community Development Corporation                    North Carolina
Wachovia Corporate Services, Inc.                             North Carolina
Wachovia Corporation of Alabama                               Alabama
Wachovia Corporation of Tennessee                             Tennessee
Wachovia Exchange Services, Inc.                              North Carolina
Wachovia Operational Services Corporation                     North Carolina
Wachovia Securities, Inc.                                     North Carolina
Wachovia Securities International Limited                     United Kingdom
Wachovia Trust Company                                        Florida
Wachovia Trust Services, Inc.                                 North Carolina
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(1) CTFA Holdings, LLC is owned 99% by Wachovia Corporation and 1% by CTFA, Inc.
(2) IJL Holdings, Inc. owns 100% voting membership interest and IJL Financial,
    Inc. owns 100% nonvoting membership interests, respectively, in CapTrust
    Financial Advisors, LLC.
(3) Organized under Chapter 25(a) of the Federal Reserve Act of the United
    States.
(4) Banco Wachovia, S.A., is owned 99.999214% by WSH Holdings, Inc. and .000786%
    by Wachovia International Capital Corporaiton.
(5) Wachovia International Servicos Limitada is owned 99% by Wachovia Capital
    Investments, Inc. and 1% by Wachovia International Capital Corporation.